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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 29, 2001

                               PHARMACOPEIA, INC.
             (Exact name of registrant as specified in its charter)

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
Delaware                          0-27188                    33-0557266
(State or other jurisdiction of   (Commission File Number)   (IRS Employer Identification No.)
incorporation)

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CN5350, Princeton, New Jersey                                08543-5350
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:          (609) 452-3600


                                 Not Applicable
          (Former name or former address, if changed from last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On June 29, 2001, Accelrys Inc. ("Accelrys"), a wholly-owned subsidiary of Pharmacopeia, Inc. ("Pharmacopeia"), purchased approximately 95% of the outstanding shares of Synomics Limited, a private company limited by shares incorporated in England ("Synomics"), for $3,500,000 pursuant to an agreement dated June 21, 2001 for the sale and purchase of shares of Synomics (the "Agreement") between Accelrys and certain shareholders of Synomics. In accordance with Synomics' articles of association, the Synomics shareholders that did not sign the Agreement will be required to sell their shares to Accelrys. The source of funds paid by Accelrys was Accelrys' working capital. Each Synomics shareholder received L0.0001 for each Synomics share. The balance of the consideration paid by Accelrys was applied to satisfy various liabilities of Synomics (primarily a shareholder loan and related redemption premium). The foregoing is not a complete description of the terms of the Agreement, which is attached hereto as an exhibit and incorporated herein by reference.

         (b) Synomics combines science, process, and information technology skills to offer life sciences research organizations more effective and shared access to data, applications and knowledge among disparate workgroups and disciplines. Synomics' Lead and Project Explorer solutions support the sharing of lead compound and project data across the enterprise. Its Alliance architecture is a strategic integration platform that allows Synomics users to integrate data sources and processes. Synomics' operations will be integrated with Accelrys'. Accelrys currently intends to continue to use Synomics' equipment and other physical property generally in the same manner in which they were used prior to Accelrys' acquisition of Synomics.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statement of Business Acquired.

                  Financial Statements required by this item are omitted in accordance with the provisions of paragraph (a)(4) of this item and will be filed by amendment as soon as practicable but not later than 60 days after the date that this report must be filed.

         (b)      Pro Forma Financial Information.

                  Financial Statements required by this item are omitted in accordance with the provisions of paragraph (a)(4) of this item and will be filed by amendment as soon as practicable but not later than 60 days after the date that this report must be filed.


                                       -2-
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         (c)      Exhibits:

                  2 Agreement for the Sale and Purchase of Shares in Synomics Limited dated June 21, 2001 between certain of the persons whose names and addresses are set fourth in the first schedule and Accelrys Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to the Purchase Agreement are omitted. The exhibit contains a list identifying the contents of the schedules and Pharmacopeia agrees to furnish copies of the schedules to the Securities and Exchange Commission upon request.)


                                       -3-
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                                   Signatures

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PHARMACOPEIA, INC.


                                       By:      /s/Bruce C. Myers
                                          -------------------------------
                                          Bruce C. Myers, Executive Vice
                                          President and Chief Financial Officer
                                          (Duly Authorized Officer and Chief
                                          Accounting Officer)

Date:  July 13, 2001


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                                  EXHIBIT INDEX

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Exhibit
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
2 Agreement for the Sale and Purchase of Shares in Synomics Limited dated June 21, 2001 between certain of the persons whose names and addresses are set fourth in the first schedule and Accelrys Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to the Purchase Agreement are omitted. The exhibit contains a list identifying the contents of the schedules and Pharmacopeia agrees to furnish copies of the schedules to the Securities and Exchange Commission upon request.)

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